UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2011

REAL MEX RESTAURANTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-116310	13-4012902
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5660 Katella Avenue, Suite 100 Cypress, CA	90630
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (562)-346-1200

Not applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced, Real Mex Restaurants, Inc. (“Real Mex”) appointed Edie Ames as Executive Vice President and Chief Operating Officer, effective July 11, 2011. In connection with her employment with Real Mex, Ms. Ames signed an offer letter with the Company dated July 11, 2011. The offer letter provides for an initial annual base salary of $300,000. Ms. Ames will participate in the Company’s bonus program that entitles her to an annual performance bonus with a target of 50% of her base salary, which is guaranteed for 2011 on a prorated basis. In addition, Ms. Ames will receive an option grant consistent with the other executive vice president of the Company. Ms. Ames is eligible for reimbursements related to relocation. In the event Ms. Ames is terminated without cause within 12 or 24 months of her start date, she will be entitled to receive up 6 months or 12 months of salary, respectively, until other employment is secured and continued medical and dental coverage for the same period.

The description of Ms. Ames’ offer letter is not intended to be complete and is qualified in its entirety by the complete text of the document attached to this filing as Exhibit 10.1, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Offer letter dated July 11, 2011 by and between Real Mex Restaurants, Inc. and Edie Ames.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REAL MEX RESTAURANTS, INC.

Date: July 15, 2011

By: /s/ Richard P. Dutkiewicz
Richard P. Dutkiewicz
Chief Financial Officer